                                  Exhibit 4.12


                     AMENDED AND RESTATED 1996 STOCK PLAN

                        FORM OF STOCK OPTION AGREEMENT


           1.   Grant of Option.  FreeLoader, Inc., a Delaware corporation (the
                ---------------
"Company"), hereby grants to Optionee named in the Notice of Stock Option
 -------
Grant (the "Optionee"), an option (the "Option") to purchase a total number of
            --------
shares of Common Stock (the "Shares") set forth in the Notice of Stock Option
                             ------
Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms, definitions and provisions
            --------------
of the Amended and Restated 1996 Stock Plan (the "Plan") adopted by the Company,
                                                  ----
which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

           If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

           2.   Exercise of Option.  This Option shall be exercisable during
                ------------------
its Term in accordance with the Exercise Schedule set out in the Notice of Stock Option Grant and with the provisions of Section 9 of the Plan as follows:

                (a)   Right to Exercise.
                      -----------------

                      (i) This Option may not be exercised for a fraction of a share.

                      (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(a)(i).

                      (iii) In no event may this Option be exercised after the date of expiration of the Term of this Option as set forth in the Notice of Stock Option Grant.

                (b)   Method of Exercise.  This Option shall be exercisable by
                      ------------------
written notice (in the form attached as Exhibit A) which shall state the
                                        ---------
election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

           No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

           3.   Optionee's Representations.  In the event the Shares
                --------------------------
purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company Optionee's Investment Representation Statement in the form attached hereto as Exhibit B,
                                                                   ---------
and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

           4.   Method of Payment.  Payment of the Exercise Price shall be by
                -----------------
any of the following, or a combination thereof, at the election of Optionee:

                (a)   cash; or

                (b)   check; or

                (c) surrender of other shares of Common Stock of the Company which (i) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by Optionee for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

                (d) such other consideration, including promissory notes, as may be determined by the Board in its absolute discretion to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

           5.   Restrictions on Exercise.  This Option may not be exercised
                ------------------------
until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

           6.   Termination of Relationship.  In the event of termination of
                ---------------------------
Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the period
                  ----------------
ending on the Expiration Date set out in the Notice of Option Grant. To the extent that Optionee was not entitled to exercise this Option at such Termination Date, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

           7.   Disability Of Optionee.
                -----------------------

                (a) Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of Optionee's total and permanent disability (as defined in Section 22(c)(3) of the Code), Optionee may, but only within twelve (12) months from the Termination Date (but in no event later than the date of expiration of the Term of this Option as set forth in the Notice of Stock Option Grant and in Section 10 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                (b) Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of any disability not constituting a total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the Termination Date (but in no event later than the date of expiration of the Term of this Option as set forth in the Notice of Stock Option Grant and in Section 10 below), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three (3) months from the Termination Date, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the exercise price for the Shares and the fair market value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           8.   Death of Optionee.   In the event of the death of Optionee.
                -----------------

                (a) during the Term of this Option and while an Employee or Consultant of the Company and having a consulting relationship with the Company or having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the Term of this Option as set forth in the Notice of Stock Option Grant and in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained a consultant or remained in Continuous Status as an Employee six (6) months after the date of death; or

                (b) within thirty (30) days after Optionee's Termination Date, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the Term of this Option as set forth in the Notice of

Stock Option Grant and in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

           9.   Non-Transferability of Option.  This Option may not be
                -----------------------------
transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

           10.  Term of Option.  This Option may be exercised only within the
                --------------
Term set out in the Notice of Stock Option Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

           11.  Tax Consequences.  Set forth below is a brief summary as of
                ----------------
the date of this Option of certain of the federal and California tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                (a)   Exercise of Incentive Stock Option.  If this Option
                      ----------------------------------
qualifies as an Incentive Stock Option, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

                (b)   Exercise of Nonstatutory Stock Option.  If this Option
                      -------------------------------------
does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                (c)   Disposition of Shares.  In the case of a Nonstatutory
                      ---------------------
Stock Option, if the Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an Incentive Stock Option, if the Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If the Shares purchased under an Incentive Stock Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

                (d)   Notice of Disqualifying Disposition of Incentive Stock
                      ------------------------------------------------------
Option Shares. If the Option granted to Optionee herein is an Incentive Stock
- -------------
Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to such Incentive Stock Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

           12.  Withholding Tax Obligations.  Optionee understands that, upon
                ---------------------------
exercising a Nonstatutory Stock Option, he or she shall recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If Optionee is
                                                  ------------
an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (a) by cash payment, (b) out of Optionee's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares which (i) in the case of Shares previously acquired from the Company, have been owned by Optionee for more than six months on the date of surrender, and (ii) have a fair market value an the date of surrender equal to or greater than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").
                                                           --------

           If Optionee is subject to Section 16 of the Exchange Act (an "Insider"), any surrender of previously owned Shares to satisfy tax withholding
 -------
obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and
                                                              ----------
shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

           All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                (a) the election must be made on or prior to the applicable Tax Date;

                (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

                (c) all elections shall be subject to the consent or disapproval of the Administrator; and

                (d) if Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

           13.  Market Standoff Agreement.  In connection with the initial
                -------------------------
public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided, however, that Optionee need not so agree unless a majority of the Company's officers and directors and a majority of the holders of at least 5% of the Company's outstanding securities also agree to be similarly bound.

           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.



                                         By:
                                            ---------------------------

                                         Title:
                                               ------------------------


           OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON

OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

           Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.


Dated:
      ------------------------        ---------------------------

                                   EXHIBIT A
                                   ---------

                                   STOCK PLAN
                                EXERCISE NOTICE
                                ---------------


Attention:      Chief Financial Officer


           1.   Exercise of Option.  Effective as of today,______________,
                ------------------
199__, the undersigned ("Optionee") hereby elects to exercise Optionee's
                         --------
option to purchase ______ shares of the Common Stock (the "Shares") of (the
                                                           ------
"Company") under and pursuant to the Company's Stock Plan, (the "Plan") and
 -------                                                         ----
the Stock Option Agreement dated (the "Option Agreement").
                                       ----------------

           2.   Representations of Optionee.  Optionee acknowledges that
                ---------------------------
Optionee has received, read and understood the Plan, the Option Agreement and the Investment Representation Statement attached as Exhibit B to the Option
                                                    ---------
Agreement, and agrees to abide by and be bound by their terms and conditions. If applicable, Optionee has executed and delivered the Investment Representation Statement to the Company. Optionee further represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a "distribution" of any of such Shares for purposes of the Securities Act of 1933, as amended (the "Securities Act").
                                                             --------------

           3.   Compliance with Securities Law.  Optionee understands and
                ------------------------------
acknowledges that the Shares have not been registered under the Securities Act and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws

           4.   Federal Restrictions on Transfer.  Optionee understands that
                --------------------------------
the Shares have not been registered under the Securities Act and therefore cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the Securities Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be fully paid for by means other than a promissory note secured by the Shares themselves and then be held for at least two years (and in some cases three years) before they may be resold under Rule 144.

           5.   Rights as Shareholder.  Until the stock certificate evidencing
                ---------------------
such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

           Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal pursuant to Section 6 below. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

           6.   Company's Right of First Refusal.  Before any Shares held by
                --------------------------------
Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or
 ------
operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").
              ----------------------

                (a)   Notice of Proposed Transfer.  The Holder of the Shares
                      ---------------------------
shall deliver to the Company a written notice (the "Notice") stating:  (i) the
                                                    ------
Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
                                                      -------------------
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the "Offered Price") and upon the same
                                               -------------
terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

                (b)   Exercise of Right of First Refusal.  At any time within
                      ----------------------------------
thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

                (c)   Purchase Price.  The purchase price ("Purchase Price")
                      --------------                        --------------
for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

                (d)   Payment. Payment of the Purchase Price shall be made, at
                      -------
the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

                (e)   Holder's Right to Transfer. If all of the Shares proposed
                      --------------------------
in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                (f)   Exception for Certain Family Transfers.  Anything to the
                      --------------------------------------
contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Optionee's lifetime or on Optionee's death by will or intestacy to Optionee's immediate family or a trust for the benefit of Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or
 ----------------
antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

                (g)   Termination of Right of First Refusal.  The Right of
                      -------------------------------------
First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

           7.   Tax Consultation.  Optionee understands that Optionee may
                ----------------
suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the, Company for any tax advice.

           8.   Restrictive Legends and Stop-Transfer Orders.
                --------------------------------------------

                (a)   Legends.  Optionee understands and agrees that the
                      -------
Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

           Optionee understands that transfer of the Shares may be restricted by
Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached to this Agreement.

                (b)   Stop-Transfer Notices.  Optionee agrees that, in order
                      ---------------------
to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                (c)   Refusal to Transfer.  The Company shall not be required
                      -------------------
(1) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

           9.   Market Standoff Agreement.  In connection with the initial
                -------------------------
public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided, however, that Optionee need not so agree unless a majority of the Company's officers and directors and a majority of the holders of at least 5% of the Company's outstanding securities also agree to be similarly bound.

           10.  Successors and Assigns.  The Company may assign any of its
                ----------------------
fights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

           11.  Interpretation.  Any dispute regarding the interpretation of
                --------------
this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

           12.  Governing Law; Severability.  This Agreement shall be governed
                ---------------------------
by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

           13.  Notices.  Any notice required or permitted hereunder shall be
                -------
given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

           14.  Further Instruments.  The parties agree to execute such further
                -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

           15.  Delivery of Payment.  Optionee herewith delivers to the
                -------------------
Company the full Exercise Price for the Shares.

           16.  Entire Agreement.  The Plan and Notice of Stock Option
                ----------------
Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Notice of Stock Option Grant/Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                       Accepted by:

Optionee:


                                    By:
- ---------------------------------      ------------------------------

                                    Title:
                                          ---------------------------

Address:                            Address: